Exhibit 5.1
October 1, 2026
The Board of Directors
Digital Turbine, Inc.
110 San Antonio Street, Suite 160
Austin, Texas 78701
Re:     Registration Statement on Form S-3ASR
Ladies and Gentlemen:
We have acted as counsel to Digital Turbine, Inc., a Delaware corporation (the “Company”), in connection with the registration by the Company of 1,222,418 shares (the “Shares”) of common stock, par value $0.0001 per share, of the Company (the “Common Stock”), that may be sold by the selling stockholders (the “Selling Stockholders”) referred to in the Prospectus Supplement dated October 1, 2026 (the “Prospectus Supplement”), which Shares are issuable upon exercise of warrants (the “Warrants”) held by the Selling Stockholders. The Shares have been registered pursuant to the Company’s Registration Statement on Form S-3ASR (the “Registration Statement”) (File No. 333-299236) filed on October 1, 2026 with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”). We have been asked by the Company to render this opinion.
We have examined instruments, documents, certificates and records that we have deemed relevant and necessary for the basis of our opinions hereinafter expressed.
In such examination, we have assumed: (a) the authenticity of original documents and the genuineness of all signatures; (b) the conformity to the originals of all documents submitted to us as copies; (c) the truth, accuracy and completeness of the information, representations and warranties contained in the instruments, documents, certificates and records we have reviewed; (d) that each of the Warrants has been duly authorized, executed and delivered by the parties thereto and constitutes the legal, valid and binding obligation of each party thereto; (e) that the Shares will be issued and sold in compliance with applicable U.S. federal and state securities laws and in the manner described in the Registration Statement and the Prospectus Supplement; (f) that a sufficient number of shares of Common Stock will be authorized and available for issuance under the Amended and Restated Certificate of Incorporation of the Company, as amended to date at the time of each exercise of the Warrants; (g) that, upon exercise of each Warrant, the Company will receive consideration for the Shares consisting of cash, cancellation of indebtedness or other valid consideration permitted by Section 152 of the General Corporation Law of the State of Delaware (the “DGCL”) in an amount not less than the par value per share of the Common Stock; and (h) the legal capacity of all natural persons executing documents.
We have made such investigations of law as we have deemed necessary and relevant as a basis hereof. As to any facts material to the opinions expressed herein that were not independently established or verified, we have relied upon oral or written statements and representations of officers and other representatives of the Company.
Based on such examination, and subject to the assumptions, qualifications and limitations set forth herein, we are of the opinion that, as of the date hereof, the Shares to be sold by the Selling Stockholders have been duly authorized by all necessary corporate action on the part of the Company and, when issued and delivered upon due exercise of the Warrants in accordance with the terms thereof and upon payment of the exercise price therefor, will be validly issued, fully paid and nonassessable.
The opinions expressed herein are limited in all respects to the DGCL, and we express no opinion as to the laws of any other jurisdiction. We have not been asked to, and do not, address or express any opinion with respect to federal securities laws or any state securities or “blue sky” laws.
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We hereby consent to the filing of this opinion as Exhibit 5.1 to the Current Report on Form 8-K filed by the Company on October 1, 2026, which is incorporated by reference into the Registration Statement, and to the reference to our firm under the caption “Legal Matters” in the Base Prospectus of the Registration Statement, the Prospectus Supplement, and in any amendment or supplement thereto. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Jackson Walker L.L.P.
Jackson Walker L.L.P.